Exhibit 20.3

SCHEDULE TO MONTHLY SERVICER'S REPORT

     Monthly Period ended      7/31/2006
     Distribution Date         8/15/2006
     All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                          =====================================================================
                                                                Total     Allocated to        Allocated to Investor Interest
 1   Sources of funds                                                      Transferor       Total    Series 05-A  Series 05-B
                                                          ---------------------------------------------------------------------
     Principal Collections                                    1,038,344      427,652       610,693      305,266      305,426
     Finance Charge Collections                                  80,998       33,360        47,638       23,813       23,825
                                                          ---------------------------------------------------------------------
     Total Funds Received                                     1,119,342      461,011       658,331      329,079      329,252
                                                          =====================================================================

                                                          ==========================================
 2   Application of Principal Collections                          Total   Series 05-A   Series 05-B
     Investor Percentage of Principal Collections                 610,693     305,266      305,426
     deduct:
     Utilised Retained Principal Collections
             allocable to Class C                                       0           0            0
             allocable to Class B                                       0           0            0
     Transferred to Series Collections Ledger                           0           0            0
     Shared Principal Collections                                       0           0            0
                                                          ------------------------------------------
     Cash Available for Acquisition                               610,693     305,266      305,426
                                                          ==========================================

                                                          ==========================================
 3   Application of Principal Collections                          Total   Series 05-A   Series 05-B
     Investor Percentage of Finance Charge Collections             47,638      23,813       23,825
     deduct:
     Trustee payment amount                                            --          --           --
     Loan Note Issuer Costs                                            25          12           12
     Monthly Distribution Amounts                                  10,968       5,467        5,501
     Servicing fee payable to RBS                                   1,807         903          904
     Cash Management fee payable to RBS                                 1        0.50         0.50
     Investor Default Amount                                       17,796       8,896        8,900
     Expenses loan principal and interest                              --          --           --

     Available Spread                                              17,041       8,534        8,507
                                                          ==========================================

 4   Payments in respect of the Securities

                                                          ==========================================
     Series 05-A                                                 Class A     Class B      Class C
                                                                USD 000s     USD 000s     USD 000s
     Balance at 17 July 2006                                    2,175,000     175,000      150,000
     Principal repayments on 15 August 2006                            --          --           --
                                                          ------------------------------------------
     Balance carried forward on 15 August 2006                  2,175,000     175,000      150,000
                                                          ------------------------------------------

     Interest due on 15 August 2006                                 9,442         782          687
     Interest paid                                                 (9,442)       (782)        (687)
                                                          ------------------------------------------
     Interest unpaid                                                   --          --           --
                                                          ==========================================

                                                          =========================================================================
     Series 05-B                                              Class A-1   Class A-2   Class A-3   Class B-3   Class C-1   Class C-3
                                                              USD 000s     EUR 000s    GBP 000s    GBP 000s    USD 000s   GBP 000s
     Balance at 17 July 2006                                    435,000     450,000     700,000     101,000      42,000     63,000
     Principal repayments on 15 August 2006                          --          --          --          --          --         --
                                                          -------------------------------------------------------------------------
     Balance carried forward on 15 August 2006                  435,000     450,000     700,000     101,000      42,000     63,000
                                                          -------------------------------------------------------------------------

     Interest due on 15 August 2006                                  --       1,090          --          --          --         --
     Interest paid                                                   --      (1,090)         --          --          --         --
                                                          -------------------------------------------------------------------------
     Interest unpaid                                                 --          --          --          --          --         --
                                                          =========================================================================

 5   Transaction Accounts and Ledgers
                                                          ================================================
                                                                 Total       Series 05-A     Series 05-B
     Reserve Account
     Required Reserve Amount                                          --           --            --
                                                          ------------------------------------------------
     Balance at 17 July 2006                                          --           --            --
     Transfer in/out this period                                      --           --            --
     Interest earned                                                  --           --            --
                                                          ------------------------------------------------
     Balance carried forward on 15 August 2006                        --           --            --
                                                          ================================================

     Spread Account
     Required Spread Account Amount                                   --           --            --
                                                          ------------------------------------------------
     Balance at 17 July 2006                                          --           --            --
     Transfer in/out this period                                      --           --            --
     Interest earned                                                  --           --            --
                                                          ------------------------------------------------
     Balance carried forward on 15 August 2006                        --           --            --
                                                          ================================================

     Principal Funding Account
     Balance at 17 July 2006                                          --           --            --
     Transfer in/out this period                                      --           --            --
     Interest earned                                                  --           --            --
                                                          ------------------------------------------------
     Balance carried forward on 15 August 2006                        --           --            --
                                                          ================================================

                                                          ==========================================================================
 6   Subordination Percentages                                            Series 05-A                      Series 05-B
                                                                Original           Current           Original           Current
                                                            (pound)000    %  (pound)000    %   (pound)000    %    (pound)000     %
     Class A Investor Interest                              1,257,225    87%  1,257,225   87%   1,257,568   87%    1,257,568     87%
     Class B Investor Interest                                101,156     7%    101,156    7%     101,000    7%      101,000      7%
     Class C Investor Interest                                 86,705     6%     86,705    6%      87,277    6%       87,277      6%
                                                          --------------------------------------------------------------------------
     Total Investor Interest                                1,445,087   100%  1,445,087  100%   1,445,845  100%    1,445,845    100%
                                                          ==========================================================================

 7   Assets of the Trust
                                                          ====================
                                                                   (pound)000
                                                          --------------------
     Total receivable at 31-Jul-06                           (pound)4,883,405
                                                          --------------------

     Aggregate amount of receivables that, as at
     31 July 2006 were delinquent by:          30-59 days              64,641
                                              60-89 days               49,283
                                             90-179 days              128,306
                                        180 or more days              177,761
                                                          ====================

 8   Material Changes
     New Issuance during period                           NONE

     Material modifications to pool asset terms           NONE

     Material modifications to origination policies       NONE

     Material breaches of pool asset representations,
     warranties or covenants                              NONE

 9   Trigger Information
     Series Pay Out Events                                NONE

     Trust Pay Out Events                                 NONE


10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                    NONE

     Changes in Securities                                NONE

     Submission of Matters to a Vote of Security Holders  NONE

     Other Information                                    NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of August, 2006


     ------------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Colin Baillie
     Chief Financial Officer, Cards Business